Exhibit (d)(11)(i)

AMENDED SCHEDULE A

to the

EXPENSE LIMITATION AGREEMENT

ING EQUITY TRUST

OPERATING EXPENSE LIMITS

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class A	Class B	Class C	Class I	Class O	Class R	Class R6	Class W
ING Large Cap Value Fund[1,2,3] Term for Classes A, B, C, I, R, and W Expires October 1, 2014 Initial Term for Class O Expires October 1, 2014 Initial Term for Class R6 Expires October 1, 2014	1.25%	2.00%	2.00%	1.00%	1.25%	1.50%	0.78%	1.00%
ING MidCap Opportunities Fund[2] Term for Classes A,B,C, I, O, R, and W Expires October 1, 2014 Initial Term for Class R6 Expires October 1, 2014	1.35%	2.10%	2.10%	0.98%	1.35%	1.60%	0.88%	1.10%
ING Mid Cap Value Fund Initial Term Expires October 1, 2012	N/A	N/A	N/A	0.90%	N/A	N/A	N/A	N/A

______________________________

1

Class O Shares of ING Large Cap Value Fund effective January 28, 2013.  The Initial Term for Class O Shares of ING Large Cap Value Fund expires October 1, 2014.

2

Class R6 Shares of ING Large Cap Value Fund, ING MidCap Opportunities Fund, and ING SmallCap Opportunities Fund effective May 31, 2013.  The Initial Term for Class R6 Shares of ING Large Cap Value Fund, ING MidCap Opportunities Fund, and ING SmallCap Opportunities Fund expires October 1, 2014.

3

The extension of the expense limit term for the Class A, B, C, I, R, and W Shares of ING Large Cap Value Fund through October 1, 2014 is effective on July13, 2013 and is contingent upon shareholder approval of the merger of ING Value Choice Fund with and into ING Large Cap Value Fund.

1

Name of Fund*	Maximum Operating Expense Limit (as a percentage of average net assets)
	Class A	Class B	Class C	Class I	Class O	Class R	Class R6	Class W
ING SmallCap Opportunities Fund[2] Initial Term for Class R6 Shares Expires October 1, 2014	1.50%	2.25%	2.25%	1.10%	N/A	1.75%	1.05%	1.25%

/s/HE_____

HE

Date Last Amended: October 1, 2013

*

This Agreement shall automatically renew for one-year terms with respect to a Fund unless otherwise terminated in accordance with the Agreement.

______________________________

1

Class O Shares of ING Large Cap Value Fund effective January 28, 2013.  The Initial Term for Class O Shares of ING Large Cap Value Fund expires October 1, 2014.

2

Class R6 Shares of ING Large Cap Value Fund, ING MidCap Opportunities Fund, and ING SmallCap Opportunities Fund effective May 31, 2013.  The Initial Term for Class R6 Shares of ING Large Cap Value Fund, ING MidCap Opportunities Fund, and ING SmallCap Opportunities Fund expires October 1, 2014.

2